-12-
                THIRD AMENDMENT TO THIRD AMENDED
                  AND RESTATED CREDIT AGREEMENT

      THIS  THIRD AMENDMENT TO THIRD AMENDED AND RESTATED  CREDIT
AGREEMENT (this "Amendment") is made effective June 30, 1999, by and between HAROLD'S STORES, INC., an Oklahoma corporation
("Borrower"), and NATIONSBANK, N.A. ("Lender").

                      W I T N E S S E T H:

      WHEREAS, Borrower and Lender have entered into a Third Amended and Restated Credit Agreement dated November 10, 1997, as amended by a First Amendment to Third Amended and Restated Credit Agreement dated effective June 30, 1998 and a Second Amendment to Third Amended and Restated Credit Agreement dated effective August 31, 1998 (collectively the "Agreement"); and

      WHEREAS, Borrower has requested that the Agreement be amended to permit Borrower to increase and consolidate the Revolving Note, the Tenant Improvement Note and the Letter of Credit Note, to extend the maturity dates of the Loans and to otherwise amend the terms of the Agreement; and

      WHEREAS, Lender is willing to amend the Agreement as described above upon the terms and conditions set forth in this Amendment.

      NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

      1. Amended Definitions. The definitions of "Letter of Credit Note", "Liabilities", "LIBOR Rate", "Loan Documents", "Notes", "Revolving Loan Borrowing Base", "Revolving Loan Maximum Revolving Facility", "Revolving Note", "Tenant Improvement Note", and "Term Note" in the Agreement are hereby deleted in their entirety and replaced with the following:

          "Letter of Credit Note" for purposes hereof, shall be deemed to be the Revolving Note, which is a consolidation and continuation of all prior Letter of Credit Notes.

            "Liabilities" shall mean all liabilities, obligations and indebtedness to Lender or any affiliate of the Lender, of Borrower or any Harold's Subsidiary which is a party to a Security Agreement, of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance) and whether arising or existing under written agreement, oral agreement or operation of law, including without limitation, all of Borrower's indebtedness and obligations to Lender and any affiliate of the Lender under this Agreement, the other Loan Documents or the Notes."

           "LIBOR Rate" shall mean the London Interbank Offered Rate for one (1) month as published in the "Money Rates" section of The Wall Street Journal (Southwest Edition) indicating the average of interbank offered rates for dollar deposits in the London market based on the quotation at five major banks, as elected by the Borrower on the 15th day of each month, such election to be effective until the 15th day of the following month. If the 15th day of a month fall on a date when The Wall Street Journal is not published, then the one (1) month LIBOR Rate published in the following issue of The Wall Street Journal shall be the basis of the applicable LIBOR Rate to be elected by Borrower.

            "Loan Documents" shall mean all agreements, instruments and documents, including, without limitation, this Agreement, the Notes, the Security Agreements, the Negative Pledge Agreement, the CMT Loan Assignments, the Letters of Credit and all other security agreements, loan agreements, notes, guaranties, mortgages, deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, notices, financing statements and other written matters whether heretofore, now or hereafter executed by or on behalf of Borrower in favor of Lender or any affiliate of the Lender, including without limitation, any or all agreements between Borrower and the Lender, or any affiliate of the Lender which provides for an interest rate or commodity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrower's exposure to fluctuations in interest rates, currency valuations or commodity prices, together with all agreements, and documents referred to any of the above or contemplated thereby, and all amendments, modifications and substitutions to any of the foregoing.

           "Notes" shall mean collectively the Revolving Note, the Term Note and any other notes entered into under the Loan Documents and any extensions, renewals, amendments, replacements or modifications of the foregoing.

           "Revolving Loan Borrowing Base" shall mean an amount equal to the sum of (i) eighty percent (80%) of Eligible Accounts, plus (ii) fifty percent (50%) of Eligible Inventory for the first and second fiscal quarters, or sixty-five percent (65%) of Eligible Inventory for the third and fourth fiscal quarters, as applicable, plus (iii) fifty percent (50%) of outstanding commercial Letters of Credit for the first and second fiscal quarters, or sixty-five percent (65%) of commercial Letters of Credit for the third and fourth fiscal quarters, as applicable, plus (iv) one hundred percent (100%) of amounts due from landlords for the unreimbursed costs of tenant finish, minus (v) one hundred percent (100%) of all outstanding commercial Letters of Credit, minus (vi) one hundred percent (100%) of all issued stand-by Letters of Credit. This amount shall not exceed $28,000,000.00 as reflected in the most recent Monthly Report.

           "Revolving Loan Maximum Revolving Facility" shall mean the maximum aggregate amount which Lender has agreed to consider as a ceiling on the outstanding principal balance of the Revolving Loan to be made to the Borrower. The Revolving Loan Maximum Revolving Facility shall be $28,000,000.00, which shall include the amount of the Letter of Credit Facility.

           "Revolving Note" shall mean that certain Amended and Restated Revolving Note dated even date herewith executed by the Borrower substantially in the form of Exhibit "A" to the Third Amendment, as the same may be extended, renewed, amended or modified from time to time pursuant to the terms of this Agreement , which
     Note is an amendment and restatement of, a substitute and replacement for, and a consolidation of, the following: (a) that certain Fifteenth Amended and Restated Revolving Note (Revolving Note) dated June 30, 1998, in the principal amount of $19,000,000.00 payable to the order of Lender; (b) that certain First Amended and Restated Revolving Note (Tenant Improvement Note) dated June 30, 1998, in the principal amount of $3,000,000.00 payable to the order of Lender; and (c) that certain First Amended and Restated Revolving Note (Letter of Credit Facility) dated June 30, 1998, in the principal amount of $5,700,000.00 payable to the order of Lender.

           "Tenant Improvement Note" for purposes hereof, shall be deemed to be the Revolving Note, which is a consolidation and continuation of all prior Tenant
     Improvement Notes."

          "Term Note" shall mean that certain Second Amended and Restated Term Note date even date herewith in the principal amount of $1,912,501.75 executed by the Borrower substantially in the form of Exhibit "B" to the Third Amendment, as the same may be extended, renewed, amended or modified from time to time pursuant to the terms of this Agreement.


      2.    Agreement  Definitions.  The definitions  of  "Tenant
Improvement  Loan  Borrowing Base" and "Tenant  Improvement  Loan
Maximum   Revolving  Facility"  are  hereby  deleted   in   their
entireties.


      3. Agreement Definitions. The following definitions are hereby added to the Agreement which shall read as follows:

           "Cash  Flow Leverage" shall mean: (i) the sum  of
     (a) the Borrower's consolidated annualized lease expenses times the number eight (8), plus (b) Total Funded Debt; divided by (ii) EBITDAR. The Cash Flow Leverage shall be determined on a rolling four (4) quarter basis. The Cash Flow Leverage shall be determined within sixty (60) calendar days of the end of each fiscal quarter, based upon the results of such quarter and the three (3) preceding quarters.

           "Funded  Line  Maximum" shall mean the  principal
     amount   of   $15,000,000.00,  not   to   include   the
     $6,000,000.00 Letter of Credit Facility.

           "Third  Amendment" shall mean that certain  Third
     Amendment   to   Third  Amended  and  Restated   Credit
     Agreement date effective June 30, 1999.

           "Total Funded Debt" shall mean that part  of  the
     Total  Liabilities  of the Borrower  and  the  Harold's
     Subsidiaries  which  has  been  funded   and   has   an
     outstanding balance.

            "Working Capital" shall mean the difference between (i) the Borrower's consolidated current assets, and (ii) the sum of (a) the Borrower's consolidated current liabilities, and (b) the outstanding principal balance of the Revolving Note.


     4.   Revolving Loan.

     4.1 Section 2.1.4 of the Agreement is hereby deleted in its entirety and replaced by the following:

          "2.1.4 Interest. Prior to Default, Borrower shall pay to Lender interest on the average daily outstanding balance of the Liabilities under the Revolving Loan at a rate per annum equal to the
     following  rates:   (a) prior to maturity,  at  a  rate
     equal to the LIBOR Rate plus the following amount, determined according to the current calculation of Cash Flow Leverage:

               Cash Flow Leverage        Interest Rate

               > 4.50 x             LIBOR Rate plus 1.375%

               4.49 x to 3.51 x     LIBOR Rate plus 1.250%

               < 3.50 x             LIBOR Rate plus 1.125%;

     and (b) after maturity of any installment, whether by acceleration or otherwise, until paid at a rate of
     (i) five percent (5%) plus (ii) the then applicable annual rate in effect.


     4.2 Section 2.1.5 of the Agreement is hereby deleted in its entirety and replaced by the following:

          "2.1.5 Payment. The unpaid principal balance of the Revolving Loan shall be due and payable on the earlier of June 30, 2001 or upon the occurrence of a Default. Accrued interest shall be payable monthly in arrears beginning July 31, 1999 and on the last day of each month thereafter, upon the date of any prepayment and at maturity. All interest shall be computed on the basis of a year of 360 days, and the actual number of days elapsed in the period in which it accrues. Following the occurrence of a Default, Borrower shall pay to the Lender interest from the date of such Default at the per annum rate of five percent (5%) plus the then applicable annual rate in effect on the outstanding principal balance of the liabilities under the Revolving Loan."


     4.3 Section 2.1.6 of the Agreement is hereby deleted in its entirety and replaced by the following:

          "2.1.6 Term. The Revolving Loan will mature on June 30, 2001, at which time all principal and accrued interest shall be immediately due and payable. All of Lender's rights and remedies under this Agreement shall survive such maturity until all of the Liabilities under this Agreement and the other Loan Documents have been paid in full. In addition, this Agreement may be terminated as set forth in Section 8."


     4.4 A new Section 2.1.7 is hereby added to the Agreement which shall read in its entirety as follows:

          "2.1.7 Funded Line Maximum. During each year of the Revolving Loan ending on each June 30, Borrower shall cause the outstanding principal balance of the Revolving Loan to be equal to or less than the Funded Line Maximum for a period of thirty (30) consecutive days."


     5.   Tenant Improvement Loan.

     5.1 Section 2.2.1 of the Agreement is hereby deleted in its entirety and replaced by the following:

          "2.2.1 Advances for Tenant Improvements. Borrower may, as long as otherwise in compliance with the terms of this Agreement, borrow, repay without penalty or premium and reborrow under the Revolving Loan for the purpose of making Tenant Improvements. All advances and extensions of credit for Tenant
     Improvements shall hereafter be evidenced by the Revolving Note, which is a continuation and consolidation of all prior Tenant Improvement Loans. All references herein to a Tenant Improvement Loan shall hereafter be deemed to be an extension of credit under the Revolving Loan."


     5.2    Sections  2.2.7,  2.2.8,  2.2.9  and  2.2.10  of  the
Agreement are hereby deleted in their entireties.


     6.   Letters of Credit.

     6.1 Section 2.3.1 of the Agreement is hereby deleted in its entirety and replaced by the following:

          "2.3.1 Principal Amount. The Letter of Credit Facility shall be in the principal amount of not to exceed $6,000,000.00 and shall be deemed a part of the Revolving Loan which is a continuation and consolidation of all prior Letter of Credit Notes. All references herein to a Letter of Credit Note shall hereafter be deemed to be an extension of credit under the Revolving Loan."


     6.2 Section 2.3.2 of the Agreement is hereby deleted in its entirety.


     6.3 Section 2.3.3 of the Agreement is hereby deleted in its entirety and replaced by the following:

          "2.3.3 Letters of Credit. (i) Lender agrees to extend credit to Borrower at any time and from time to time by issuing, extending, re-issuing or amending Letters of Credit. (ii) Each of the Letters of Credit shall (a) be issued by Lender pursuant to separate agreements with Borrower, (b) contain such terms and provisions as required by Lender, including payment of customary fees, (c) be for the account of Borrower in favor of a beneficiary reasonably acceptable to Lender,
     (d) expire not later than the expiration date set forth respectively in each Letter of Credit, which shall not be more than three hundred sixty-five (365) days from the date of issuance, unless prior approval of Lender is obtained for a longer period, but in no event shall any Letter of Credit have an expiration date beyond June 30, 2001."


     6.4 Sections 2.3.4 and 2.3.5 of the Agreement are hereby deleted in their entireties.


     7.   Term Note.

     7.1 Section 2.4.1 of the Agreement is hereby deleted in its entirety and replaced by the following:

          "2.4.1     Principal Amount.  The Term Note  shall
     be in the principal amount of $1,912.501.75."
     7.2 Section 2.4.2 of the Agreement is hereby deleted in its entirety and replaced by the following:

          "2.4.2 Repayment of Principal and Interest. Monthly payments of principal and interest (subject to acceleration upon the occurrence of an Event of Default under this Agreement) shall be due and payable on the last day of each calendar month beginning July 31, 1999 as follows:

               2.4.2.1 Principal and interest shall be payable in monthly installments of principal as due that month from CMT pursuant to the CMT Loan plus accrued interest at the rate set forth in
          Section 2.4.3, Borrower being entitled to retain the difference, if any, between any interest collected by Borrower from CMT and the interest payable to Lender hereunder.

               2.4.2.2 All monthly installment payments made pursuant to Section 2.4.6 shall be applied first to the unpaid interest accrued on the Term Note and then to the principal balance thereof."


     7.3 Section 2.4.3 of the Agreement is hereby deleted in its entirety and replaced by the following:

          "2.1.4 Interest. Prior to Default, Borrower shall pay to Lender interest on the average daily outstanding balance of the Liabilities under the Term Note at a rate per annum equal to the following rates: (a) prior to maturity, at a rate equal to the LIBOR Rate plus the following amount, determined according  to  the  current calculation  of  Cash  Flow
     Leverage:

               Cash Flow Leverage          Interest Rate

               > 4.50 x               LIBOR Rate plus 1.375%

               4.49 x to 3.51 x       LIBOR Rate plus 1.250%

               < 3.50 x               LIBOR Rate plus 1.125%;

     and (b) after maturity of any installment, whether by acceleration or otherwise, until paid at a rate of
     (i) five percent (5%) plus (ii) the then applicable annual rate in effect.


     7.4 Section 2.4.6 of the Agreement is hereby deleted in its entirety and replaced by the following:

          "2.4.6 Term. The Term Loan will mature on June 30, 2001, at which time all principal and accrued interest shall be immediately due and payable. All of Lender's rights and remedies under this Agreement shall survive such maturity until all of the Liabilities under this Agreement and the other Loan Documents have been paid in full."


     8.   Reporting and Eligibility Requirements.

     8.1 Section 3.2 of the Agreement is hereby deleted in its entirety and replaced by the following:

          "3.2 Quarterly Reports. Borrower shall submit to Lender not later than the sixtieth (60th) day following the end of each fiscal quarter a Quarterly Report which shall be accompanied by a Quarterly Borrowing Base and Compliance Certificate (the "Quarterly Reports") in the form attached as Exhibit "C" to the Third Amendment. Each Quarterly Report shall include, as of the closing day of the preceding fiscal quarter: (i) calculations of the current Borrowing Base; (ii) the quarterly itemization of Inventory described in Section 3.7; and
     (iii) evidence satisfactory to Lender that each of the covenants set forth in Section 7.9 has been complied with during such quarter."


     9.   Conditions of Advances.

     9.1 Section 4.4 of the Agreement is hereby deleted in its entirety and replaced by the following:

          "4.4  Evidence satisfactory to the Lender  of  the
     Borrower's   qualification  to  do  business   in   any
     applicable jurisdiction."


     10.  Financial Statements.

     10.1 Section 7.1(ii) of the Agreement is hereby amended only to  the  extent that the reference therein to "one hundred twenty
(120)  days" is deleted and replaced by "one hundred fifty  (150)
days".


     11.  Financial Covenants.

     11.1 Section 7.9 of the Agreement is hereby deleted in its entirety and replaced by the following:

          "7.9 Financial Covenants. Borrower shall maintain the following:

          (A) Total Liabilities to Tangible Net Worth Ratio. Borrower shall maintain a Total Liabilities to Tangible Net Worth Ratio of no greater than 1.25 to 1. The Total Liabilities to Tangible Net Worth Ratio shall be tested within sixty (60) calendar days of the end of each fiscal quarter.

          (B) EBITDAR to Fixed Charges Plus Rent Ratio. Borrower shall maintain an EBITDAR to Fixed Charges plus rent ratio of no less than 1.20 to 1 at all times on a rolling four (4) quarter basis. The EBITDAR to Fixed Charges plus rent ratio shall be tested within sixty (60) calendar days of the end of each fiscal quarter, based upon the results of such quarter and the three (3) preceding quarters.

          (C) Funded Line Maximum. During each year ending on each June 30, Borrower shall cause the outstanding principal balance of the Revolving Loan to be equal to or less than the Funded Line Maximum for a period of thirty (30) consecutive days.

          (D) Working Capital. Borrower shall maintain a minimum working capital of $5,000,000.00 throughout the term of this Agreement."


     11.2 Section 7.11 of the Agreement is hereby deleted in its entirety and replaced by the following:

          "7.11 Management of Borrower. There shall be no change in the management of Borrower during the term of this Agreement, except that no fewer than two of the following individuals shall hold the offices reflected in this Section 7.11: (i) Harold G. Powell, Chairman Emeritus of the Board of Borrower; (ii) Rebecca Powell Casey, Chairman and Chief Executive Officer of
     Borrower; (iii) H. Rainey Powell, President of Borrower; and (iv) Kenneth C. Row, Executive Vice President of Borrower."


     12.  Negative Covenants.

     12.1 Section 8.5 of the Agreement is hereby deleted in its entirety and replaced by the following:

          "8.5   Basic  Business.   Borrower  and   Harold's
     Subsidiaries  shall  not  discontinue  or  enter   into
     businesses materially different than the specialty apparel retail business."


     12.2 Section 8.9 of the Agreement is hereby deleted in its entirety and replaced by the following:

          "8.9   Settlement  or  Restructure  of  CMT  Loan.
     Borrower shall not settle or extend the maturity of the CMT Loan beyond December 31, 2002."


     12.3 Section 8.10 of the Agreement is hereby deleted in its entirety and replaced by the following:

          "8.10       New   Outlets  or  Stores.    Borrower
     covenants and agrees that without the prior written consent of Lender, neither it nor any Harold's Subsidiary will execute a Lease Agreement for any new retail outlets or Harold's stores to open in fiscal year 2000 if Borrower reports a loss, as indicated by negative net income reflected in the Forms 10-Q provided to Lender pursuant to Section 7.1(i), for any two consecutive quarters commencing with the first quarter of fiscal 2000; provided, however, that for purposes of this Section, "new" retail outlets or
     Harold's  stores  shall  not  include  relocations   of
     existing  stores  to another location within  the  same
     shopping  center  or  elsewhere  in  the  same   retail
     market."


     13.  Notices.

     13.1 Section 10.13(i) of the Agreement is hereby deleted in its entirety and replaced by the following:

          "(i) If to Lender at:

          NationsBank, N.A.
          211 North Robinson Avenue
          P. O. Box 25189
          Oklahoma City, Oklahoma  73102-0189
          Attention:  Robert Dudley, Senior Vice President
          Fax:  (405) 230-4089"

     13.2 Section 10.13(ii) of the Agreement is hereby amended only to the extent of changing the following address for copies of notices to Borrower:

          "with a copy to:

          Crowe & Dunlevy, Luttrell, Pendarvis & Rawlinson
          2500 S. McGee, Suite 140
          Norman, Oklahoma  73072-6705
          Attention:  Gary C. Rawlinson, Esq.
          Fax:  (405) 272-5292"


     14.  Participations.

     14.1 Section 10.14 of the Agreement is hereby deleted in its entirety and replaced by the following:

          "10.14 Participations. Lender may sell participations in all or in part of any Loan or Note or any part thereof, to another bank or other entity. Lender will provide prior notice to Borrower of any sale of a participation in any Loan or Note. All amounts payable by Borrower hereunder shall be made as if Lender had not sold such participation. Lender may furnish any information in possession of Lender and concerning Borrower from time to time to participants or prospective participants."


      15. Definitions. Except as specifically defined in this Amendment, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Agreement.

      16. No Default, Event of Default or Claims. No event has occurred which constitutes a Default or Event of Default and the Borrower has no and waives any claims, rights, setoff or defense against the Lender under the Agreement, as amended by this Amendment or the other Loan Documents.

     17.  Miscellaneous.

           17.1 Effect of Amendment. The Agreement, as amended, modified and supplemented by this Amendment, shall continue in full force and effect in accordance with its covenants and terms and is hereby ratified, restated and reaffirmed in every respect by the Borrower and the Lender, including any security interests granted pursuant thereto, as of the date hereof. Each of the Borrower's representations and warranties contained in the Agreement and other Loan Documents are true and correct as of the date hereof and with the same force and effect. To the extent the terms of this Amendment are inconsistent with the terms of the Agreement, this Amendment shall control and the Agreement shall be amended, modified or supplemented so as to give
     full   effect  to  the  transaction  contemplated  by   this
     Amendment.

          17.2 Descriptive Headings. The descriptive headings of the sections of this Amendment are inserted for convenience only and shall not be used in the construction or the content of this Amendment.

           17.3 Multiple Counterparts. This Amendment may be executed in one or more counterparts, each of which shall, for all purposes of this Amendment, be deemed an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective the date shown above.

     "BORROWER"               HAROLD'S STORES, INC., an Oklahoma
                              corporation

                                                              By:
_________________________________
                                   H. Rainey Powell,
                                    President and Chief Operating
Officer

     "LENDER"                 NATIONSBANK, N.A., a national
                              banking association

                                                              By:
_________________________________
                                   Robert Dudley,
                                   Senior Vice President

353168/ljh/30515-041